Exhibit 99.1

Kohl's Names Ryan M. Waymire Chief Merchandising Officer

MENOMONEE FALLS, Wis., August 31, 2026 - Kohl's (NYSE: KSS) today announced that Ryan M. Waymire has been named Chief Merchandising Officer, reporting to CEO Michael J. Bender, effective September 28. Waymire has 25 years of experience at large retailers including Walmart, Amazon and Target, most recently serving as SVP of Fashion at Walmart U.S. He has a proven record of transforming merchandise strategies for a broad customer base and driving results by balancing fundamental merchandising excellence with innovation.

In the role of Chief Merchandising Officer, Waymire will be responsible for Kohl's overall merchandise strategy and all merchandising functions, including buying, omnichannel merchandising, product design and development, allocation and planning, sourcing, and product portfolio strategy.

"I am thrilled to have Ryan join the team. As we intentionally build our business for the future, Ryan will take the next step with our merchandising teams in modernizing our overall product offering - with customers at the center of all decisions," said Bender. "Ryan has deep experience in understanding how to refresh and drive a merchandise strategy for a broad U.S. customer base, and he has an innovative way of integrating meaningful collaborations and social media influencers into product stories. He is an energetic and inspirational leader, with strong partner relationships, and I know he will be an excellent addition to our senior leadership team. He will hit the ground running with our teams."

"I'm excited to join Kohl's at a transformational moment for the company and for retail," said Waymire. "Throughout my career, I've focused on helping retailers and brands deliver what customers want and need while also inspiring them with stylish, high-quality products that bring joy to their lives. I look forward to helping shape Kohl's merchandising strategy and delivering differentiated products and experiences that surprise and delight customers across the country."

Waymire has deep merchandise, fashion, brand management, and progressive executive leadership experience at several large retailers including Walmart, Wayfair, FabFitFun, Amazon, and Target. Most recently, he was SVP of Fashion at Walmart U.S. Prior to that, he was GM, Brand President for BirchLane at Wayfair, SVP of Merchandising and Brand Partnerships at FabFitFun, and managed apparel and brand partnership at Amazon. Earlier in his career, he spent nearly a decade at Target in progressive buying, sourcing, and merchandising roles. Waymire has an MBA from Saint Louis University.

Waymire replaces Nick Jones, who has been serving as Kohl's Chief Merchandising Officer since 2023.

"Nick has played a key leadership role in driving our merchandise strategy, curating our national and private brand portfolio, and improving processes in the way we work," said Bender. "I want to thank Nick for his leadership and contributions to Kohl's. We wish him all the best in his next chapter."

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends forward-looking terminology such as “will,” “believes,” “expects,” “may,” “should,” “could,” “intends,” “anticipates,” “estimates,” “plans,” or similar expressions to identify forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding executive leadership transitions and the Company’s strategic direction. Forward-looking statements are based on management’s then-current views and assumptions and, as a result, are subject to certain risks and uncertainties that could cause the Company’s actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, risks described more fully in Item 1A in the Company’s Annual Report on Form 10-K, in subsequent Quarterly Reports on Form 10-Q, and in other filings with the SEC, which are expressly incorporated herein by reference. Forward-looking statements relate only to the date initially made, and the Company undertakes no obligation to update them.

About Kohl’s
Kohl’s (NYSE: KSS) is a leading omnichannel retailer built on a foundation that combines great brands, incredible value and convenience for our customers. Kohl’s is uniquely positioned to deliver against its long-term strategy and its purpose to take care of families’ realest moments. Kohl's serves millions of families in its more than 1,100 stores in 49 states, online at Kohls.com, and through the Kohl's App. With a large national footprint, Kohl’s is committed to making a positive impact in the communities it serves. For a list of store locations or to shop online, visit Kohls.com. For more information about Kohl’s impact in the community or how to join our winning team, visit Corporate.Kohls.com.

Contact

Jen Johnson, (262) 703-5241, jen.johnson@kohls.com